Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (No. 333-187433 and No. 333-104464) on Form S-8 of Servotronics, Inc. and Subsidiaries of our report dated April 6, 2021, relating to our audits of the consolidated financial statements, which appear in the Annual Report on Form 10-K of Servotronics, Inc. and Subsidiaries as of and for the years ended December 31, 2021 and 2020.

Buffalo, New York

April 6, 2021